U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2012

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2591 Dallas Parkway, Suite 101, Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

10000 Wehrle Drive, Clarence, New York 14031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 2, 2012, Greatbatch, Inc. (the “Company”) filed a Current Report on Form 8-K to report it had announced a proposed plan to consolidate its Swiss orthopaedic manufacturing operations. In accordance with Swiss regulations, employees had three weeks to provide individual and collective input on the proposed plan prior to any final decision being made.

On July 20, 2012, the Company finalized its plan to consolidate its Swiss orthopaedic manufacturing operations. Under the plan, most major functions currently performed at the Company’s facilities in Orvin and Corgemont, Switzerland will be transferred into existing Greatbatch Medical facilities in Fort Wayne, Indiana and Tijuana, Mexico by the close of 2013.

In connection with the plan, the Company expects to incur restructuring charges over the next eighteen months, which will include one-time employee severance and termination benefits estimated to be between $9 million and $12 million, costs to relocate certain equipment and other disposal and restructuring charges estimated to be between $5 million and $6 million and non-cash asset write-off expenses estimated to be between $10 million and $14 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 25, 2012	GREATBATCH, INC.

	By:	/s/ Thomas J. Mazza
Thomas J. Mazza
Vice President & Corporate Controller